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Exhibit 10.2

AMENDMENT TO AMENDED, RESTATED AND
CONSOLIDATED CREDIT AGREEMENT

        AMENDMENT TO AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT ("Amendment"), dated as of March 29, 2002 between by and among FIRST UNION NATIONAL BANK, as Collateral Agent, Administrative Agent and Issuing Lender (in all such capacities, the "Agent"), FIRST UNION NATIONAL BANK, ARK CLO 2000-1, LIMITED, CITIZENS BANK OF MASSACHUSETTS, and MELLON BANK, N.A. (all of the foregoing, individually, a "Lender," and collectively, the "Lender Group") and CONDOR TECHNOLOGY SOLUTIONS, INC., COMPUTER HARDWARE MAINTENANCE COMPANY, INC., DECISION SUPPORT TECHNOLOGY, INC., FEDERAL COMPUTER CORPORATION, GLOBAL CORE STRATEGIES ACQUISITION, INC., INTERACTIVE SOFTWARE SYSTEMS INCORPORATED, INVENTURE GROUP, INC., LINC SYSTEMS CORPORATION, LOUDEN ASSOCIATES, INC., MANAGEMENT SUPPORT TECHNOLOGY CORP., MIS TECHNOLOGIES, INC., POWERCREW, INC., TITAN TECHNOLOGIES GROUP L.L.C., U.S. COMMUNICATIONS, INC., CORPORATE ACCESS, INC. and CONDOR SYSTEM SOLUTIONS, INC., as Borrowers (collectively, the "Borrowers").

W I T N E S S E T H

        WHEREAS, the Borrowers, the Agent and the Lender Group are parties to an Amended, Restated and Consolidated Credit Agreement dated as of August 24, 2001 (as amended, the "Agreement") pursuant to which the Lender Group agreed to make available to the Borrowers certain loans upon the terms and conditions specified in the Agreement;

        WHEREAS, the parties wish to amend certain terms and conditions of the Agreement, as hereinafter set forth.

        NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to amend the Agreement as herein stated.

        1.    This Amendment is intended to amend the Agreement, as it has been in effect to the date hereof and as it shall be amended on and after the date hereof. All capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Agreement unless herein provided to the contrary.

        2.    Section 3.1(a) of the Agreement is amended and restated in its entirety to read as follows:

          (a)  Principal and Repayment. The Lender Group will make on the Closing Date a term loan in the principal amount of Fifteen Million Dollars ($15,000,000) (the "$15MM Term Loan") for the purpose of partially refinancing the principal and accrued interest outstanding under the Existing Notes. The Borrowers shall repay all of the principal of the $15MM Term Loan as follows: (i) $250,000 shall be due and payable on September 30, 2001, and December 31, 2001 (ii) $400,000 shall be due and payable on June 30, 2002; (iii) $800,000 shall be due and payable on September 30, 2002; (iv) $400,000 shall be due and payable on December 31, 2002; (v) $525,000 shall be due and payable on the last day of each calendar quarter beginning on March 31, 2003, and continuing until December 31, 2004; and (vi) a final installment consisting of the entire remaining principal balance of the $15MM Term Loan and all accrued and unpaid interest thereon shall be due and payable on March 31, 2005; provided, however, that in the event that on or before April 12, 2002 (the "ISSI Prepayment Date"), Borrower has not paid to the Agent, for the benefit of the Lender Group all proceeds (which proceeds shall be not less than $1,000,000) payable by Allen Systems Group, Inc. ("Allen") to Interactive Software Systems, Inc. ("ISSI"), pursuant to that certain Amendment Number Two between Allen and ISSI dated on or about the date of this Amendment, then, in lieu of the payment set forth in (ii) and (iii) above, Borrower shall pay to the Lender Group $400,000 on each of the ISSI Prepayment Date, June 30, 2002 and September 30, 2002.

        3.    Each Borrower hereby affirms and reaffirms all of the terms and conditions of the Agreement and the other Loan Documents, including, without limitation, the confession of judgment provision contained therein, and agrees to abide thereby until all of the Borrowers' obligations to the Agent and the Lender Group are satisfied and/or discharged in their entirety.

        4.    All terms, conditions, provisions and covenants in the and all other Loan Documents delivered to the Agent and the Lender Group in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby and are hereby ratified and confirmed.

        5.    This Amendment shall be governed and construed according to the laws of the Commonwealth of Pennsylvania.

        6.    This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

        7.    This Amendment may be executed in one or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument, and in making proof of this Amendment it shall be necessary only to produce one counterpart.

        8.    This Amendment shall have effect as of its date.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CONDOR TECHNOLOGY SOLUTIONS, INC., COMPUTER HARDWARE MAINTENANCE COMPANY, INC., DECISION SUPPORT TECHNOLOGY, INC., FEDERAL COMPUTER CORPORATION, GLOBAL CORE STRATEGIES ACQUISITION, INC., INTERACTIVE SOFTWARE SYSTEMS INCORPORATED, INVENTURE GROUP, INC., LINC SYSTEMS CORPORATION, LOUDEN ASSOCIATES, INC., MANAGEMENT SUPPORT TECHNOLOGY CORP., MIS TECHNOLOGIES, INC., POWERCREW, INC., TITAN TECHNOLOGIES GROUP L.L.C., U.S. COMMUNICATIONS, INC., CORPORATE ACCESS, INC. and CONDOR SYSTEM SOLUTIONS, INC.
By:	/s/ JOHN F. MCCABE Name: John F. McCabe Title: Vice President and General Counsel
FIRST UNION NATIONAL BANK, as Collateral Agent, Administrative Agent and Issuing Lender
By:	/s/ JILL W. AKRE Name: Jill W. Akre Title: Director
FIRST UNION NATIONAL BANK, as successor in interest to First Union Commercial Corporation, as Lender
By:	/s/ JILL W. AKRE Name: Jill W. Akre Title: Director
ARK CLO 2000-1, LIMITED, as successor in interest to Fleet National Bank, as Lender
By:	Patriarch Partners, LLC as Collateral Manager
By:	/s/ LYNN TILTON Name: Lynn Tilton Title: Its Authorized Signatory

CITIZENS BANK OF MASSACHUSETTS, successor in interest to State Street Bank and Trust Company, as Lender
By:	/s/ DAVID E. BROWN Name: David E. Brown Title: Vice President
MELLON BANK, N.A., as Lender
By:	/s/ CHRISTOPHER SHANNON Name: Christopher Shannon Title: Senior Vice President

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  Exhibit 10.2
AMENDMENT TO AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT
W I T N E S S E T H